UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2008

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-26829	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2008, Tully’s Coffee Corporation (the “company”) executed amendments (dated for reference purposes as of December 22, 2008) to its secured credit facility with Northrim Funding Services, a division of Northrim Bank (“Northrim”), (the “Northrim Facility”). The Northrim Facility provides a credit facility of up to $6,500,000, subject to the amount of eligible accounts receivable. The extended term of the agreement is March 31, 2009, unless terminated earlier by either party. Borrowings under this facility bear interest at the prime rate plus seven percent with a floor of 12% and a ceiling of 14% during the contract term and are secured by the company’s inventories and the assignment, with recourse, of the company’s accounts receivable. Fees in the amount of $43,958 were paid to Northrim in relation to the extension of the Northrim Facility. The amendment to the Northrim Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Amendment No. 4 to Northrim Funding Services Contract of Sale & Security Agreement, dated December 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: December 24, 2008	By:	/s/ Andrew M. Wynne
Andrew M. Wynne
Vice-President and Chief Financial Officer